As filed with the United States Securities and Exchange Commission on March 7, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MARIMED INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	27-4672745
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Oceana Way
Norwood, Massachusetts 02062
 (Address, including zip code, of principal executive offices)

(617) 795-5140
(Registrant’s Telephone Number, Including Area Code)

MARIMED INC. AMENDED AND RESTATED
2018 STOCK AWARD AND INCENTIVE PLAN, AS AMENDED
(Full title of the plans)

Susan Villare
Chief Financial Officer
10 Oceana Way
Norwood, Massachusetts 02062
(781) 277-0007
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	Emerging growth company

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

    On August 14, 2019, the Registrant’s Board of Directors (the “Board”) adopted, subject to stockholder approval at the annual meeting of stockholders of the Registrant on September 26, 2019, the MariMed Inc. Amended and Restated 2018 Stock Award and Incentive Plan (the “Original Plan”). On May 28, 2021, the Board adopted, subject to stockholder approval at the annual meeting of stockholders of the Registrant on September 23, 2021, an amendment to the Original Plan, increasing the number of shares of Common Stock reserved and available for issuance under the Original Plan from 40 million to 70 million.

    On February 4, 2021, the Registrant filed a Registration Statement on Form S-8 (File No. 333-252719) (the “Initial Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register, in part, the offer and sale of 30,422,501 shares of Common Stock under the Original Plan. This Registration Statement is filed to register the offer and sale of the remaining 39,577,499 shares of Common Stock under the Original Plan, as amended, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. The additional shares are of the same class as other securities for which the Initial Registration Statement is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Initial Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements, and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

1.The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended;

2.The Registrant’s Current Reports on Form 8-K filed with the Commission on January 24, 2023 and March 6, 2023; and

3.The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10, effective on February 24, 2012, registering such shares pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purposes of updating such information.

All documents subsequently filed pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on

Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.             Exhibits.

Exhibit Number	Description of Exhibit
5.1*	Opinion of Kurzman Eisenberg Corbin & Lever, LLP, counsel to the Registrant.

23.1*	Consent of Kurzman Eisenberg Corbin & Lever, LLP (included in Exhibit 5.1).

23.2*	Consent of M&K CPAS, PLLC, Independent Registered Public Accounting Firm for MariMed Inc., dated March 3, 2023.

24.1*	Power of Attorney (included on the signature page of the Registration Statement).

99.1
Amended and Restated 2018 Stock Award and Incentive Plan, as filed with the Registrant’s Definitive Proxy Statement on Schedule 14A as Appendix A, filed with the U.S. Securities and Exchange Commission on August 26, 2019 and incorporated herein by reference.

99.2
Amendment to the Amended and Restated 2018 Stock Award and Incentive Plan, as filed with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, as Exhibit 10.7.1, filed with the U.S. Securities and Exchange Commission on November 15, 2021 and incorporated herein by reference.

107*	Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwood, Commonwealth of Massachusetts, on March 7, 2023.

MARIMED INC.

By:	/s/ Susan M. Villare
Susan M. Villare
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jon R. Levine and Susan M. Villare, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon R. Levine	President, Chief Executive Officer and Director (principal executive officer)	March 7, 2023
Jon R. Levine

/s/ Susan M. Villare	Chief Financial Officer (principal financial officer)	March 7, 2023
Susan M. Villare

/s/ Edward Gildea	Director and Chairman of the Board	March 7, 2023
Edward Gildea
/s/ David Allen	Director	March 7, 2023
David Allen

/s/ Eva Selhub	Director	March 7, 2023
Eva Selhub